UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2014

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California                                                      94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Co-Development and Option Agreement

On May 6, 2014, LifeMap Solutions, Inc. (“Solutions”), a newly formed subsidiary of our subsidiary LifeMap Sciences, Inc. (“LifeMap Sciences”), entered into a Co-Development and Option Agreement (the “Agreement”) with the Icahn School of Medicine at Mount Sinai, a nonprofit education corporation (“Mount Sinai”), pursuant to which Solutions and Mount Sinai have agreed to work cooperatively to develop internet, web-based, mobile user or consumer software products to provide users with information that may potentially aid them in improving lifestyle and healthcare decisions and outcomes. The planned products are envisioned to provide information based on interpretations of one or more components of: clinical, genetic, wearable device, and other data relating to human disease, health or wellness.

Solutions may develop products with different capabilities directed to different users, such as products for consumer use and products for use by physicians or other medical professionals. The determination to develop and include particular features or capabilities in different versions of the product, and the timing of the release of different product versions to intended markets, may be influenced by the position of the United States Food and Drug Administration as to whether those features or capabilities would cause a product to be regulated as a medical device.

The initial principal investigator responsible for the administration and supervision of the product development activities at Mount Sinai will be Dr. Eric Schadt, Director of the Icahn Institute for Genomics and Multiscale Biology. Solutions expects to locate a number of its programmers, project managers and other personnel at Mount Sinai during product development to work with Mount Sinai personnel under Dr. Schadt’s supervision.

Solutions and Mount Sinai will license to each other, on a non-exclusive, royalty free basis, certain “background” intellectual property for joint use in product development.

Solutions will pay Mount Sinai for the use of Mount Sinai personnel based on their direct salaries plus an overhead charge, but Mount Sinai has agreed to waive collection of the first $1,000,000 of overhead charges.

Solutions will have an option to acquire a world-wide license to use Mount Sinai’s background intellectual property and other intellectual property developed by Mount Sinai alone or jointly with Solutions in the joint development project for the purpose of developing and commercializing the product.

License Terms

The terms of the license agreement that will be executed if Solutions exercises its option under the Agreement (the “License Agreement”) are subject to negotiation by the parties, but will include certain provisions specified in the Agreement.

The license will be exclusive with respect to intellectual property developed by Mount Sinai alone or jointly with Solutions as part of the project, but will be non-exclusive as to Mount Sinai’s (a) background technology and know-how relating to development of software, algorithms, and databases capable of analyzing complex data sets and generating predictive models, (b) software code that pertains to analysis of genetic data sets or compiling data sets, (c) electronic medical record data, and (d) algorithms and data bases that incorporate certain genetic information, clinical data and other information of individuals relating to human disease, health or wellness.

Solutions will pay Mount Sinai a royalty on Net Sales of the product or “Licensed Services” by Solutions and its affiliates and sublicensees. Net Sales means the gross amount, prior to any discounts or other list price reductions, invoiced by Solutions and its affiliates and sublicensees for sales of the product or Licensed Services for end use or consumption by third parties, less (a) normal and customary quantity and/or cash discounts and sales returns and allowances, including, without limitation, those granted on account of price adjustments, billing errors, rejected goods, damaged goods, returns, rebates actually allowed and taken, administrative or other fees or reimbursements of similar payments to wholesalers or other distributors, buying groups, or other institutions; (b) rebates or similar payments made with respect to sales paid for by any governmental or regulatory authority, (c) customs or excise duties or other duties directly imposed and related to the sales making up the gross invoice amount; (d) sales and other taxes and duties directly related to the sale, to the extent that such items are included in the gross invoice price; and (e) freight, postage, shipping, and insurance expenses separately identified in the invoice.

“Licensed Service” means any service, including without limitation database access, provided by Solutions, its distributors, or sublicensees to a third party in exchange for consideration where the service makes use of the product or otherwise exploits or monetizes certain intellectual property licensed by Mount Sinai.

Solutions’ obligation to pay royalties will expire on a product-by-product or Licensed Service-by-Licensed Service and country-by-country basis, from first commercial sale or commercial license, whichever comes first, until the later of: (a) expiration of the last patent rights covering the product or Licensed Service in a country; (b) expiration of any market exclusivity period granted by a regulatory agency with respect to the product or Licensed Service in a country; or (c) Solutions’ final discontinuation of sale or commercial licensing of a product or Licensed Service in a country.

In addition to royalties on Net Sales, Solutions will pay Mount Sinai a percentage of any consideration received by Solutions from its sublicensees and distributors of the product. Any non-cash consideration received by Solutions will be valued at its fair market value as of the date of receipt. The percentage of the consideration to be paid to Mount Sinai will depend upon the stage of development of the product at the time the applicable sublicense or distributor agreement is signed.

Solutions will pay Mount Sinai up to 5% of the then current equity value of Solutions at the time of a “Significant Transaction.” The percentage to be paid is subject to dilution based on future investment in Solutions and the amount of personnel cost overhead charges waived by Mount Sinai under the Agreement. The term “Significant Transaction” will mean the first to occur of a single transaction, or series of related transactions, consisting of or resulting in any of the following: (i) an assignment, other than to LifeMap Sciences, of the definitive license agreement; (ii) an initial public offering of securities by Solutions (or its successor) or other transaction resulting in any of Solutions’ securities being traded on a nationally recognized stock exchange or automated quotation system; (iii) a sale, license or other disposition of all or substantially all of Solutions’ assets; or (iv) a reorganization, consolidation or merger of Solutions, or sale or transfer of the securities of Solutions, where the holders of Solutions’ outstanding voting securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities, or hold less than fifty percent (50%) of the voting power of the voting security holders of the surviving entity after the transaction. A Significant Transaction shall not be deemed to occur as a result of a bona fide, arm’s-length equity financing for cash in which Solutions issues securities (other than through an initial public offering described in clause (ii) above) representing more than fifty percent (50%) of the voting power of its security holders to venture capital or other similar professional investors who do not actively manage day-to-day operations of Solutions.

The License Agreement will require Solutions to use reasonable commercial efforts to develop and commercialize the products and to meet certain diligence milestones and timelines, which are expected to include (a) demonstrating a specified level of capital investment to fund product development, (b) production of a product prototype, (c) launch of a beta stage version of the product, and (c) commercial launch of the product to the public. If Solutions fails to attain an agreed diligence milestone by the applicable deadline, Mount Sinai will be entitled to convert the exclusive license to a non-exclusive license, provided that any delays caused by Mount Sinai will extend the milestone achievement deadline.

Solutions will reimburse Mount Sinai for all reasonable patent and licensing costs incurred prior to the effective date of the definitive License Agreement in connection with the licensed patent rights and certain other Mount Sinai technology and background intellectual property. Solutions will also pay all reasonable attorney’s fees, expenses, official fees, and other charges incident to the preparation, prosecution, and maintenance of licensed patent rights.

Termination of the Agreement

Either party may terminate the Agreement if the services of the principal investigator become unavailable to Mount Sinai for any reason and a member of Mount Sinai’s faculty acceptable to both Mount Sinai and Solutions is not designated as the replacement principal investigated within the time allotted by the Agreement.

Either party may terminate the Agreement at any time after the second anniversary of the signing of the Agreement, upon ninety (90) days’ prior written notice. Solutions may terminate the Agreement, at any time after the first anniversary of the Agreement, upon ninety (90) days’ prior written notice to Mount Sinai if Solutions determines that the product is not a commercially viable product.

Either Solutions or Mount Sinai may terminate the Agreement upon written notice to the other party if the other party breaches any of the material terms or conditions of the Agreement and fails to cure the breach within ninety (90) days after receiving written notice of the breach, except that in a breach is incurable, the non-breaching party may terminate the Agreement upon fifteen (15) days’ written notice to the breaching party.

Mount Sinai may terminate the Agreement upon thirty (30) days’ written notice to Solutions should any federal law require regulatory controls, compliance, or other protections for direct-to-consumer genetic testing that Mount Sinai is unable to reasonably comply with; provided that, if reasonable, Mount Sinai shall first cease the noncompliant services and/or activities; and if Solutions in its sole discretion, determines that ceasing the non-compliant activity would materially impact this Agreement, Solutions may terminate the Agreement upon ten (10) days’ notice to Mount Sinai. If any state requires regulatory controls, compliance, or other protections for direct-to-consumer genetic testing that Mount Sinai is unable to reasonably comply with, Mount Sinai may terminate services and activities with respect to that state.

Either party may terminate the Agreement if it receives a notice from a third party claiming that the party’s activities under the Agreement infringe the third party’s intellectual property rights; and, after investigation of the claim of infringement, the party determines that there exists a likely infringement and that it cannot cure the infringement within ninety (90) days or perform its obligations under the Agreement without engaging in infringing activities.

Stock Purchase Agreement

Also on May 6, 2014, BioTime entered into a Stock Purchase Agreement with LifeMap Sciences to provide financing for Solutions’ product development costs under the Agreement with Mount Sinai. BioTime will purchase 2,500,000 shares of LifeMap Sciences common stock for $5,000,000 payable in four tranches during 2014. LifeMap Sciences will use the proceeds from the sale to provide capital to Solutions.

BioTime will also have an option to purchase up to an additional 9,500,000 shares of LifeMap Sciences common stock for $2.00 per share in two tranches. If BioTime exercises its option it may pay for those LifeMap Sciences shares in up to three installments for each tranche, in cash or in BioTime common shares at the then current market value determined as of the date the option is exercised based on the average closing price of BioTime common shares on the NYSE MKT for the preceding 20 trading days. The number of shares of LifeMap Sciences common stock that BioTime may purchase will be reduced to the extent that LifeMap Sciences raises capital from other sources for product development under the Agreement with Mount Sinai.

BioTime’s decision to exercise its option would be made following completion of a prototype of the new mHealth product, and purchase of LifeMap Sciences common stock in second tranche would be subject to other conditions including BioTime’s approval of a beta version of the new product. BioTime will also have the right to accelerate the purchase of the LifeMap Sciences common stock under the option in the event of a merger, consolidation, or exchange of shares that results in a change of control of Solutions or LifeMap Sciences, or a sale of all or substantially all of assets of Solutions or LifeMap Sciences.

BioTime will have the right to terminate the Stock Purchase Agreement, regardless of whether the option is exercised, by notice to LifeMap Sciences at any time upon the occurrence of any of the following events: (i) the termination of the Agreement with Mount Sinai, or any party to the Agreement giving any notice of termination of the Agreement to any other party to the Agreement; (ii) a breach or default by any party to the Agreement in the performance of its obligations under the Agreement; (iii) the termination of the License Agreement (if signed), or any party to the License Agreement giving any notice of termination of the License Agreement to any other party to the License Agreement; (iv) a breach or default by any party to the License Agreement in the performance of its obligations under the License Agreement; (v) the failure of the conditions to the initial funding to be met; (vi) a receiver is appointed for LifeMap Sciences or Solutions or any of the property of LifeMap Sciences or Solutions, or LifeMap Sciences or Solutions makes an assignment for the benefit of its creditors, or any proceeding is commenced by, for, or against LifeMap Sciences or Solutions under the United States Bankruptcy Code or any other bankruptcy, insolvency or debtor's relief law, or LifeMap Sciences or Solutions is liquidated or dissolved (otherwise than through a merger with or into another company); (vii) LifeMap Sciences fails to deliver any shares of common stock when and as required by the Stock Purchase Agreement and such failure continues for a period of thirty (30) days after notice of non-delivery from BioTime; (viii) the failure of the prototype of the Solutions product to be completed (and accepted by Mount Sinai if required under the License Agreement) within the time specified in the License Agreement; (ix) the failure of the beta version of the Solutions product to be completed (and accepted by Mount Sinai if required under the License Agreement) within the time specified in the License Agreement; (x) LifeMap Sciences, Solutions, Mount Sinai or BioTime determining that the proceeds from the sale of the LifeMap Sciences common stock, including expected proceeds from the sale of any BioTime common shares issued as payment of the purchase price, plus any other funding obtained by LifeMap Sciences or Solutions, are not or will not be sufficient to finance the completion and commercial launch of the Solutions product; (xi) LifeMap Sciences, Solutions, Mount Sinai or BioTime determining that the completion of the Solutions product is not technically feasible; or (xii) LifeMap Sciences, Solutions, Mount Sinai or BioTime determining that there has been an adverse change in the commercial prospects for the Solutions product or that the Solutions product is not commercially viable..

LifeMap Sciences may terminate this the Stock Purchase Agreement by notice to BioTime at any time upon the occurrence of any of the following events: (i) BioTime fails to pay the purchase price for any shares of Solutions common stock sold when and as required by the Stock Purchase Agreement, and such failure continues for a period of thirty days after notice of non-payment from LifeMap Sciences; (ii) the termination of the Agreement or the License Agreement; or (iii) a receiver is appointed for BioTime or any of its property, or BioTime makes an assignment for the benefit of its creditors, or any proceeding is commenced by, for, or against BioTime under the United States Bankruptcy Code or any other bankruptcy, insolvency or debtor's relief law, or BioTime is liquidated or dissolved (otherwise than through a merger with or into another company).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: May 8, 2014	By:	/s/ Michael D. West
Chief Executive Officer